UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

SYCAMORE NETWORKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The following message will be made available to stockholders of Sycamore Networks, Inc. (the “Company”) who contact the Company’s Investor Relations Department by phone or email in connection with the previously announced transaction between the Company and Marlin Equity Partners.

“Please read this message carefully (or “please listen to this message carefully”, if by phone).

As set forth in the Company’s press release dated October 23, 2012, the Company announced that it has signed a definitive agreement to sell substantially all of the assets of its Intelligent Bandwidth Management business and that it will seek to dissolve the Company following the completion of the asset sale, subject to stockholder approval. For additional information, please refer to the Current Report on Form 8-K and press release dated October 23, 2012 which are both available on our website at http://www.sycamorenet.com.

In addition, on November 15, 2012, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement with respect to the special meeting of stockholders to be held in connection with the proposed transactions. You can obtain a copy of the preliminary proxy statement on the Investor Relations section of our website at http://www.sycamorenet.com.

If you are a Sycamore stockholder and have questions regarding Sycamore’s recent cash distributions, we have made available certain information regarding the distributions on the Investor Relations section of our website at http://www.sycamorenet.com/corporate/faq2012.asp.

Stockholders should consult their own broker, financial advisor or tax advisor for information regarding the investment or tax consequences of the cash distributions.

For general company information, please refer to the Company’s website at http://www.sycamorenet.com for information regarding recent announcements, products and the Company’s public disclosures.

Additional Information and Where to Find It

This communication may be deemed to be a solicitation of proxies from the Company’s stockholders in connection with the proposed asset sale and dissolution. In connection with the proposed asset sale and dissolution, the Company intends to file a definitive proxy statement and relevant documents with respect to the special meeting to be held in connection with the proposed transactions with the SEC. The definitive proxy statement will be mailed to the Company’s stockholders in advance of the special meeting. Investors and security holders of the Company are urged to read the preliminary and definitive proxy statements and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company, Marlin and the proposed asset sale and dissolution. The preliminary proxy statement, the definitive proxy statement (when it becomes available) and any other documents filed by the Company with the SEC may be obtained free of charge at the

SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Investor Relations, Sycamore Networks, Inc., 220 Mill Road, Chelmsford, Massachusetts 01824, telephone number (978) 250-3460 or by visiting the Investor Relations section of our website at http://www.sycamorenet.com. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed asset sale or dissolution.

Participants in the Solicitation

The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed asset sale and dissolution. Information about the directors and executive officers, including their interests in the transactions, are included in the preliminary proxy statement and will be included in the Company’s definitive proxy statement relating to the proposed transactions when it becomes available.”